UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2016

XTERA COMMUNICATIONS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37617	38-3394611
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 West Bethany Drive, Suite 100 Allen, Texas		75013
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 649-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Pacific Western Bank

Xtera Communications, Inc. (the “Company”) and its subsidiaries party to the Credit Agreement (as defined below), Azea Networks, Inc., Neovus, Inc. and Xtera Asia Holdings, LLC (collectively, the “Borrowers”), entered into a Limited Waiver and Eighth Amendment to Loan Agreement (the “PWB Amendment”), dated September 30, 2016, by and among the Borrowers and Pacific Western Bank (as successor in interest by merger to Square 1 Bank) which amends the Loan and Security Agreement (as amended, the “Credit Agreement”) dated January 16, 2015.

The PWB Amendment, among other things:

•	waives an event of default by the Company;
•	modifies the definition of “Permitted Indebtedness” to allow additional indebtedness to be incurred in October 2016, subject to certain limitations; and
•	modifies the maturity date of the Credit Agreement to November 1, 2016.

Except as modified by the PWB Amendment, the remaining terms of the Credit Agreement remain in full force and effect.  The PWB Amendment is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference. The foregoing description of the PWB Amendment is a summary and is qualified in its entirety by the terms of the PWB Amendment.

In connection with the PWB Amendment, the bridge loan investors and Pacific Western Bank also entered into an Amendment to Subordination Agreement, dated September 30, 2016 (the “PWB Subordination Amendment”), which is filed as Exhibit 10.2 to this current report on Form 8-K and is incorporated herein by reference. The foregoing description of the PWB Subordination Amendment is a summary and is qualified in its entirety by the terms of the PWB Subordination Amendment.

Horizon

The Company also entered into a Limited Waiver and Twelfth Amendment to Venture Loan and Security Agreement (the “Horizon Amendment”), dated September 30, 2016, by and between the Company and Horizon Technology Finance Corporation (as amended, the “Loan Agreement”), dated May 10, 2011. The Horizon Amendment, among other things:

•	waives an event of default by the Company;
•	modifies the definition of “Permitted Indebtedness” to allow additional indebtedness to be incurred in October 2016, subject to certain limitations; and
•	modifies the maturity date of the Credit Agreement to November 1, 2016.

Except as modified by the Horizon Amendment, the remaining terms of the Loan Agreement remain in full force and effect.  The Horizon Amendment is filed as Exhibit 10.3 to this current report on Form 8-K and is incorporated herein by reference. The foregoing description of the Horizon Amendment is a summary and is qualified in its entirety by the terms of the Horizon Amendment.

In connection with the Horizon Amendment, the bridge loan investors and Horizon Technology Finance Corporation also entered into an Amendment to Subordination Agreement, dated September 30, 2016 (the “Horizon Subordination Amendment”), which is filed as Exhibit 10.4 to this current report on Form 8-K and is incorporated herein by reference. The foregoing description of the Horizon Subordination Amendment is a summary and is qualified in its entirety by the terms of the Horizon Subordination Amendment.

The Company continues to pursue a variety of strategic initiatives to address its liquidity needs, including the sale of all or a portion of its business, certain financing activities and restructuring alternatives. There can be no assurance that the Company will successfully be able to resolve its current liquidity situation.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On October 6, 2016, the Company received a letter (the “Delisting Notice”) from The Nasdaq Stock Market (“Nasdaq”) notifying the Company that it has not regained compliance with Nasdaq Marketplace Listing Rule 5550(b), the continued listing requirement to maintain a total stockholders’ equity of $2.5 million and, accordingly, that its common stock will be delisted from the Nasdaq Stock Market. The Delisting Notice states that unless the Company requests an appeal of the determination to delist the Company, trading of the Company’s common stock will be suspended at the opening of business on October 17, 2016, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s common stock from listing on Nasdaq. Having considered various factors, the Company’s Board of Directors determined not to appeal Nasdaq’s delisting determination.

Item 9.01. Financial Statements and Exhibits

(d)	The following exhibits are filed herewith:

Exhibit 10.1	Limited Waiver and Eighth Amendment to Loan Agreement dated September 30, 2016, by and among Pacific Western Bank, the Company, Azea Networks, Inc., Neovus, Inc. and Xtera Asia Holdings, LLC.
Exhibit 10.2	Amendment to Subordination Agreement, dated as of September 30, 2016, by and among Pacific Western Bank and the investors named therein.
Exhibit 10.3	Limited Waiver and Twelfth Amendment of Venture Loan and Security Agreement, dated September 30, 2016, by and between the Company and Horizon Technology Finance Corporation.
Exhibit 10.4	Amendment to Subordination Agreement, dated as of September 30, 2016, by and among Horizon Technology Finance Corporation and the investors named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

XTERA COMMUNICATIONS, INC

Date: October 6, 2016	By:	/s/ Joseph R. Chinnici
Joseph R. Chinnici
Chief Financial Officer and Secretary